EXHIBIT 10-m

WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

This Waiver and Second Amendment to Credit Agreement (this “Amendment”) is dated as of April 7, 2003, and is by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, Analysts International Corporation, a Minnesota corporation (“Borrower”), and Medical Concepts Staffing, Inc., a Minnesota corporation (“Medical Staffing”).

W I T N E S S E T H:

WHEREAS, pursuant to a certain Credit Agreement dated as of April 11, 2002, by and among General Electric Capital Corporation, a Delaware corporation, individually as a Lender and as Agent and Security Trustee for the Lenders, the other Credit Parties signatory from time to time thereto, and Borrower (as amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement), Agent and Lenders agreed, subject to the terms and provisions thereof, to provide certain loans and other financial accommodations to Borrower;

WHEREAS, Borrower has recently advised Agent and Lenders that Medical Staffing is a wholly-owned Subsidiary of Borrower engaged in the business of temporary staffing of medical personnel;

WHEREAS, the failure of Borrower to disclose the existence of Medical Staffing as a Subsidiary of Borrower pursuant to Schedule 3.8 to the Credit Agreement has caused a breach of Section 3.8 of the Credit Agreement and an Event of Default pursuant to Section 8.1(f) of the Credit Agreement (“Disclosure Event of Default”);

WHEREAS, Borrower has recently advised Agent and Lenders of a payment in the aggregate amount of $755,000 to Sarah Spiess (“Spiess”), in full satisfaction of all deferred compensation obligations of the Credit Parties to Spiess;

WHEREAS such payment caused a breach of Section 6.22 of the Credit Agreement and an Event of Default pursuant to Section 8.1(b) of the Credit Agreement (together with the Disclosure Event of Default, the “Specified Events of Default”); and

WHEREAS, Borrower has requested that Agent and Lenders (i) waive the Specified Events of Default and (ii) agree to amend the Credit Agreement in certain respects, as set forth below.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Joinder and Waiver.  Agent, Lenders, Borrower and Medical Staffing hereby agree that from and following the date hereof Medical Staffing shall at all times be a Credit Party for purposes of the Credit Agreement and all other Loan Documents.  Subject to the satisfaction of the conditions precedent set forth in Section 6 of this Amendment, and in reliance on the representations and warranties set forth in Section 8 of this Amendment, Agent and Lenders hereby waive the Specified Events of Default.  The foregoing is a limited waiver, and nothing contained herein shall be deemed to constitute a wavier of any other Event of Default or any other breach of the Credit Agreement or any other Loan Document that may heretofore or hereafter occur or have occurred and be continuing or to modify any provision of the Credit Agreement.

2.        Amendments to Credit Agreement.  Subject to the satisfaction of the conditions precedent set forth in Section 6 of this Amendment, and in reliance on the representations and warranties set forth in Section 8 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)       Section 1.6 of the Credit Agreement is hereby amended to provide that, subject to all Reserve limitations, exclusionary criteria and other limitations set forth therein on the same terms as are applicable to the Accounts of Borrower, the Accounts of Medical Staffing may qualify as Eligible Accounts; provided, however, that without limitation of any of the limitations and exclusionary criteria set forth in Section 1.6 of the Credit Agreement, no Accounts of Medical Staffing shall qualify as Eligible Accounts until (i) the aggregate outstanding amount of such Accounts exceeds $250,000 as of any date of measurement and (ii) Agent shall have completed a field exam of the Accounts of Medical Staffing, and shall be satisfied, in its sole discretion, with the results thereof.  Exhibit 4.1(b) to the Credit Agreement (Borrowing Base Certificate) shall be deemed amended to give effect to the provisions of this clause (a).

(b)      Clause (a) of Section 6.3 of the Credit Agreement is hereby amended by amending and restating clause (H) set forth therein in its entirety, as follows:

“(H)    the aggregate balance of all such intercompany loans owing to Borrower shall not exceed (x) $400,000 at any time, with respect to intercompany loans and/or advances made by Borrower to all Persons described in this clause (vii) other than Medical Staffing and (y) $1,000,000 at any time, with respect to intercompany loans and/or advances made by Borrower to Medical Staffing.”

(c)       Clause (a) of Section 6.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) make any changes in any of its business objectives, purposes or operations that could in any way adversely affect the repayment of the Loans or any of the other Obligations or could reasonably be expected to have or result in a Material Adverse Effect, provided that Medical Staffing shall be permitted to extend its business to include the provision of temporary staffing of medical personnel,”

(d)      Section 6.20 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“None of the Credit Parties other than Borrower shall engage in any trade or business, or own any assets (other than Stock of their Subsidiaries) or incur any Indebtedness or Guaranteed Indebtedness (other than the Obligations), provided that Medical Staffing shall be permitted to engage in its relevant business and own assets.”

3.        Annex A to the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:

“Medical Staffing” means Medical Concepts Staffing, Inc., a Minnesota corporation and a wholly-owned Subsidiary of Borrower.

4.        The definition of “Borrowing Base”, set forth in Annex A to the Credit Agreement, is hereby amended by inserting the words “and Medical Staffing’s” after each reference to “Borrower’s” set forth therein.

5.        Collection Reserve.  Borrower and Medical Staffing hereby acknowledge and agree that, without otherwise limiting Agent’s right to establish and adjust Reserves, the Collection Reserve (as identified on the Borrowing Base Certificate) is $3,200,000 as of the date hereof, as the same may be adjusted from time to time in Agent’s reasonable credit judgment.

6.        Conditions Precedent.  The effectiveness of the waivers and amendments contemplated hereby is subject to the prior receipt by Agent of each of the following documents and agreements, each in form and substance acceptable to Agent in its sole discretion:

(a)       A Guaranty executed by Medical Staffing;

(b)      A Pledge Agreement executed by Borrower with respect to all of the outstanding Stock of Medical Staffing, together with the share certificates evidencing all such Stock and a stock power executed in blank;

(c)       a Security Agreement executed by Medical Staffing in favor of Agent;

(d)      a Trademark Security Agreement executed by Medical Staffing in favor of Agent;

(e)       an Intercompany Note executed by Medical Staffing in favor of Borrower, accompanied by an allonge executed in blank by Borrower;

(f)       a Secretary’s Certificate of Medical Staffing, with respect to Articles of Incorporation, By-Laws, authorizing resolutions and incumbency  signatures; and

(g)      an opinion or opinions of counsel to Medical Staffing with respect to the documents, agreements and transactions described herein.

7.        References; Effectiveness.  Agent and Borrower hereby agree that all references to the Credit Agreement which are contained in any of the other Loan Documents shall refer to the Credit Agreement as amended by this Amendment.

8.        Representations and Warranties.  To induce Agent to enter into this Amendment, each of Borrower and Medical Staffing hereby jointly and severally represents and warrants to Agent that:

(a)       The execution, delivery and performance by Borrower and Medical Staffing of this Amendment and each other agreement and document contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to Borrower or Medical Staffing, the articles of incorporation and by-laws of Borrower or Medical Staffing, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or Medical Staffing or any of their respective properties;

(b)      Each of the Credit Agreement, the other Loan Documents, as amended by this Amendment, and each other agreement and document contemplated hereby is the legal, valid and binding obligation of Borrower and/or Medical Staffing (as applicable), enforceable against Borrower and/or Medical Staffing (as applicable) in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally or by principles governing the availability of equitable remedies;

(c)       After giving effect to the amendments set forth herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

(d)      After giving effect to the amendments set forth herein, Borrower has performed all of its obligations under the Credit Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, Borrower is in compliance with all applicable terms and provisions of the Credit Agreement and each of the Loan Documents to be observed and performed by it and, except to the extent otherwise waived by the provisions hereof, no Event of Default or other event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred.

9.        Counterparts.  This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

10.      Continued Effectiveness.  Except as amended hereby, the Credit Agreement and each of the Loan Documents shall continue in full force and effect according to its terms.

11.      Costs and Expenses. Borrower hereby agrees that all expenses incurred by Agent in connection with the preparation, negotiation and closing of the transactions contemplated hereby, including, without limitation, reasonable attorneys’ fees and expenses, shall be part of the Obligations.

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first written above.

ANALYSTS INTERNATIONAL CORPORATION

By
Its

MEDICAL CONCEPTS STAFFING, INC.

By
Its

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent, Security Trustee and Lender

By
Its